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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Post-effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120), pertaining to the issuance of common stock, the Registration Statement (Form S-3, No. 33-65203), pertaining to the issuance of notes and debentures, the Post-effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), Post-effective Amendment No. 1 to the Registration Statements (Form S-8, Nos. 33-30995 and 33-45194), each pertaining to stock option plans of Witco Corporation, the Registration Statement (Form S-8, No. 33-48806), pertaining to an employee benefit plan of Witco Corporation, the Registration Statement (Form S-8, No. 33-60755), pertaining to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, the Post-effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-05509), pertaining to the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries and the Registration Statement (Form S-8, No. 333-33221) pertaining to the Witco Corporation 1997 Stock Incentive Plan of our report dated February 2, 1998 with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies for the year ended December 31, 1997 included in this Annual Report (Form 10K).

                                          /s/ ERNST & YOUNG LLP

Stamford, Connecticut
March 17, 1998


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